Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2016 Omnibus Equity Plan of The RMR Group Inc. of our report dated November 22, 2019, with respect to the consolidated financial statements of The RMR Group Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 10, 2022